SHAREHOLDER AGREEMENT


         This Shareholder Agreement ("the Agreement") is entered into as of October 1, 1998, among Zions Bancorporation, a Utah corporation ("Zions"), Robert G. Sarver, a director of Zions and Chairman of the Board of Directors (the "Board") of Grossmont Bank (the "Bank"), a wholly owned subsidiary of Zions, in his capacity as Trustee of the Robert G. Sarver Separate Property Trust dated September 29, 1997 ("Sarver"), and CBT Holdings, a Wyoming general partnership (the "Partnership" and together with Sarver, the "Investors"), which consists of two Delaware limited liability companies as partners (collectively, the "Limited Liability Companies" and for both of which Sarver, in his individual capacity, is the sole manager).

                                    RECITALS

         A. Zions has entered into an Agreement and Plan of Merger dated as of March 25, 1998 (the "Merger Agreement") providing for the acquisition of The Sumitomo Bank of California ("Sumitomo").

         B. The Merger Agreement provides for SBC Acquisition Corp., a wholly owned subsidiary of the Bank, to be merged (the "First Merger") into Sumitomo, with Sumitomo as the surviving bank (the "Interim Bank").

         C. Immediately after the First Merger, the Interim Bank will declare and pay a cash dividend of $250 million to the Bank, which will declare and pay a comparable dividend to Zions (collectively, the "Dividends").

         D. Immediately following payment of the Dividends, but prior to the merger of the Interim Bank into the Bank, Zions will cause the Interim Bank to issue and sell to each of the Investors, and each of the Investors shall purchase, shares of the common stock of the Interim Bank equal to 5.4% of the outstanding shares of common stock of the Interim Bank.

         E. Immediately after such investment by the Investors, the Interim Bank shall merge with and into the Bank (the "Second Merger"), with the Bank as the survivor, and each of the Investors will, as a consequence of the Second Merger, own 2.5% of the issued and outstanding common stock (the "Bank Common Stock") of the Bank.

         F. The parties hereto wish to provide for the investment by the Investors in the Bank and for various aspects of their relationship as shareholders of the Bank.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "AVERAGE PRICE" means the average of the closing prices of Zions Common Stock, as reported on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the (i) ten Nasdaq trading days immediately preceding a Buy-Back Notice and (ii) the ten Nasdaq trading days immediately following such Buy-Back Notice.

         "BANK" means Grossmont Bank.

         "BANK COMMON STOCK" has the meaning specified in Recital E.

         "BHC ACT" means the Bank Holding Company Act of 1956, as amended.

         "BUY-BACK CLOSING" has the meaning specified in Section 10.6(b) hereof.

         "BUY-BACK NOTICE" has the meaning specified in Section 10.6(a) hereof.

         "BUY-BACK PRICE" has the meaning specified in Section 10.6(e) hereof.

         "BUY-BACK SECURITIES" has the meaning specified in Section 10.6(a) hereof.

         "COMMISSIONER" means the California Commissioner of Financial Institutions.

         "DRAWDOWN DATE" has the meaning specified in Section 9.6 hereof.

         "EMPLOYMENT AGREEMENT" has the meaning specified in Section 5.6 hereof.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "FDIA" means the Federal Deposit Insurance Act, as amended.

         "GAAP" means generally accepted United States accounting principles.

         "INDEPENDENT" when used with respect to an Investment Bank means an Investment Bank which has not been engaged by Zions for a fee in excess of $25,000 during the 12-month period preceding the date of its engagement hereunder.

         "INVESTMENT BANK" means a nationally recognized investment banking firm with experience in evaluating or valuing banking organizations, including California banking organizations.

         "INVESTOR DISCLOSURE LETTER" means the letter from the Investors to Zions delivered on or before the date hereof with respect to certain representations and warranties.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, results of operations or financial condition of Zions and its subsidiaries, taken as a whole, other than any such effect attributable to or resulting from (x) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities or (y) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies or (ii) the ability of Zions to perform its obligations pursuant to this Agreement.

         "NASDAQ" means the Nasdaq Stock Market or other primary market on which Zions Common Stock is listed.

         "OFFICER'S CERTIFICATE" means a certificate signed by the chief executive officer or the chief financial officer of Zions, stating that (i) the person signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate, and (ii) to the best of such person's knowledge, such certificate does not misstate any material fact or omit to state any material fact necessary to make the certificate not misleading.

         "PROPORTIONATE SHARE" means, with respect to each of the Shareholders, a fraction, the numerator of which is the total number of shares of Bank Common Stock owned by such Shareholder and the denominator of which is the total number of shares of outstanding Bank Common Stock at such time.

         "RIGHTS" means securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of Bank Common Stock or other equity securities.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SHAREHOLDERS" means Zions and each of the Investors.

         "TRANSFER" has the meaning set forth in Section 10.1.

         "ZIONS COMMON STOCK" means the common stock, no par value, of Zions together with any rights attached thereto pursuant to the Shareholder Protection Rights Agreement dated September 27, 1996, between Zions and Zions First National Bank, as rights agent.

         "ZIONS DISCLOSURE LETTER" means the letter from Zions to the Investors delivered on or before the date hereof with respect to certain representations and warranties.

         1.2 DEFINITIONS IN MERGER AGREEMENT. Except as otherwise provided herein, terms defined in the Merger Agreement shall have their same respective meanings herein.

                                   ARTICLE II
                                   INVESTMENT

         2.1 INVESTMENT. Immediately following payment of the Dividends, subject to the terms and conditions of Articles V and VI hereof, Zions shall cause the Interim Bank to issue and sell to each of the Investors, and each of the Investors, severally and not jointly, shall purchase from the Interim Bank, a number of shares (the "Shares") of the common stock of the Interim Bank, representing 5.4% of the outstanding shares of common stock of the Interim Bank. The purchase price for each of the Investors shall be $16,500,000 (the "Purchase Price"), for an aggregate purchase price of $33,000,000. The Purchase Price shall increase or decrease in the same percentage as the aggregate consideration payable by Zions pursuant to the Merger Agreement shall, if at all, increase or decrease prior to the consummation of the First Merger.

         2.2 LOAN TO SARVER. At the Closing, Zions shall extend a loan to Sarver in the amount of $14,850,000 (the "Sarver Loan") to apply to the Purchase Price, upon the terms and conditions set forth in a Loan Agreement between Sarver and Zions and in a Non-Recourse Promissory Note, both in the form attached as Exhibit A to this Agreement.

         2.3 THE CLOSING. The delivery of the respective Shares to the Investors, and the payment by each of the Investors of its Purchase Price, will take place at the offices of Sullivan & Cromwell in Los Angeles, California at a closing (the "Closing") immediately following payment of the Dividends and prior to the Second Merger. Payment of the Purchase Price shall be by transfer of immediately available funds to an account designated by Zions.

         2.4 MERGER WITH THE BANK. Immediately following the payment of its Purchase Price by each of the Investors, the Interim Bank shall merge with and into the Bank, with the Bank being the surviving entity. The outstanding shares of the Interim Bank shall be canceled. The Bank shall issue to the Investors newly issued shares of Bank Common Stock equal, in the aggregate, to 5% of the Bank's issued and outstanding shares of Bank Common Stock, of which each of the Investors shall own half.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF ZIONS

         Zions hereby represents and warrants to the Investors that:

         3.1 ORGANIZATION, ETC. Each of Zions, the Interim Bank and the Bank has, or will have following the First Merger, all requisite power and authority to enter into, carry out and perform its obligations under the terms of this Agreement.

         3.2 CAPITALIZATION.

         (a) Immediately after the First Merger, (i) the authorized capital stock of the Interim Bank will consist of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock and (ii) there will be (x) such number of shares of such common stock outstanding as shall be certified at the Closing by Zions to the Investors, all of which will be owned by the Bank, free and clear of all liens, encumbrances, equities or claims, and (y) no shares of such preferred stock outstanding.

         (b) The authorized capital stock of the Bank consists of 3,000,000 shares of Bank Common Stock. As of the date hereof there are, and immediately prior to the Second Merger there will be, 1,900,000 shares of Bank Common Stock outstanding, all of which are and will be owned by Zions.

         (c) The authorized capital stock of Zions consists of 200,000,000 shares of Zions Common Stock and 3,000,000 shares of Zions preferred stock.

         (d) Neither the Interim Bank nor the Bank has any outstanding Rights, or any other equity securities outstanding except as set forth in this Section 3.2.

         (e) All of the outstanding shares of the capital stock of each of the Interim Bank and the Bank are, or will at the Closing be, validly issued, fully paid and nonassessable and, upon the issuance and sale of the Shares and of the Bank Common Stock to be acquired by the Investors, the Shares and such Bank Common Stock will be validly issued, fully paid and nonassessable.

         3.3 AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby have been duly authorized by all requisite corporate action of Zions. Assuming due execution by each of the Investors, this Agreement constitutes a valid and binding obligation of Zions, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution, delivery and performance by Zions of this Agreement do not and will not (with or without the giving of notice, the lapse of time or both) result in the creation of any lien, claim, security interest, charge or other encumbrance upon Zions', the Interim Bank's or the Bank's capital stock or assets or (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under,
(iii) give any third party the right to accelerate any obligation under or (iv) result in a violation of, the Articles of Incorporation or Bylaws of Zions, the Interim Bank or the Bank, or, any law, statute, rule, regulation, instrument, order, judgment or decree to which Zions, the Interim Bank or the Bank or any of their respective properties is subject, or any contract, instrument or document to which either Zions, the Interim Bank or the Bank is a party or by which it is bound or to which any of its respective properties is subject, assuming that the Commissioner shall have either approved the investment by the Investors in the Shares or exempted such investment from the applicable requirements of the California Financial

Code and issued a permit or exempted from the permit requirements the issuance and sale to the Investors of the Shares and the Bank Common Stock.

         3.4 REGULATORY MATTERS. No consent, approval, authorization, registration or qualification of any Governmental Authority or any third party is required to be obtained by Zions or any of its Subsidiaries in connection with the execution, delivery or performance by Zions of the Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under federal or state banking laws.

         3.5 RIGHTS OF BANK COMMON STOCK. Each share of Bank Common Stock issued and sold to the Investors hereunder will have the rights set forth in the Bank's Articles of Incorporation, a copy of which is set forth as Exhibit B hereto.

         3.6 OWNERSHIP OF SHARES AND BANK COMMON STOCK. Upon (a) delivery of the Shares to the Investors and payment therefor pursuant hereto and (b) the cancellation of such Shares in exchange for Bank Common Stock pursuant to the Second Merger, good and valid title to such Shares and Bank Common Stock, free and clear of all liens, encumbrances, equities or claims, will pass to the Investors, except for a lien in favor of Zions with respect to the Shares and the Bank Common Stock securing the Sarver Loan. Neither the issuance and sale of the Shares pursuant hereto nor the cancellation of such Shares in exchange for Bank Common Stock in connection with the Second Merger will give rise to any preemptive rights or will violate any law, statute, rule, regulation, instrument, order, judgment or decree to which either the Interim Bank or the Bank or any of their respective assets are subject.

         3.7 FINANCIAL REPORTS AND REGULATORY DOCUMENTS.

         (a) Zions' Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1997 under the Securities Act or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "SEC Documents") with the SEC, as applicable, as of the date filed, (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act and the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Zions and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Zions and its

Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the lack of complete footnote disclosure in the case of unaudited statements.

         (b) Except as disclosed in the SEC Documents filed on or before the date hereof or in the Zions Disclosure Letter, since March 31, 1998, (i) Zions and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events, has had or is reasonably likely to have a Material Adverse Effect.

         3.8 LITIGATION. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the knowledge of Zions, threatened against, affecting or involving Zions or any of its Subsidiaries in connection with the transactions contemplated by the First Merger, the Second Merger, or this Agreement, at law or in equity or before or by any court, arbitrator or governmental authority, domestic or foreign.

         3.9 SUMITOMO REPRESENTATIONS. Except as set forth in the Zions Disclosure Letter, Zions is not aware that any of the representations made by Sumitomo in the Merger Agreement are untrue as of the date hereof.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                OF THE INVESTORS

         Each of the Investors hereby represents and warrants to Zions that:

         4.1 EXECUTION, DELIVERY AND PERFORMANCE. Such Investor has full power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Investor and is his or its valid and binding obligation, enforceable against him or it, as the case may be, in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Investor in connection with the execution and delivery of this Agreement or the performance of its obligations hereunder or thereunder, except such consents, approvals, authorizations, registrations or qualifications as may be required under federal or state banking laws.

         4.2 INVESTMENT. Such Investor is acquiring the Shares for investment and not with a view to their distribution. One of the partners of the Partnership is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act. The other partner of the Partnership has no more than 35 members who are not accredited investors, each of whom is an officer of the Bank and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment. The Partnership agrees that it has provided, or will provide prior to Closing, all information required pursuant to Rule 502(b) under the Securities Act to each of its partners and the members of such partners.

         4.3 ORGANIZATION. The Partnership is duly formed, validly existing and in good standing under the laws of the state of its formation.

         4.4 NO BREACH. The execution and delivery by such Investor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (with or without the giving of notice, the lapse of time or both)
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except for a lien in favor of Zions with respect to the Shares securing the Sarver Loan, result in the creation of any lien, security interest, charge or encumbrance upon such Investor's equity interests or assets, (iv) give any third party the right to accelerate any obligation under, or (v) result in a violation of, the Partnership's partnership agreement or any law, statute, rule, regulation, instrument, order, judgment or decree to which such Investor or any of its properties is subject, or any contract to which it is a party or by which it is bound or to which any of its properties is subject, assuming that the Commissioner shall have either approved the investment by the Investors or exempted it from the applicable requirements of the California Financial Code.

         4.5 FINANCING. Provided that Zions extends the Sarver Loan at the Closing, each such Investor has, or will have at the Closing, funds available to it to consummate the purchase of the Shares pursuant to the terms of this Agreement. Except for the Sarver Loan, no part of the Purchase Price will be borrowed from Zions or any of its affiliates.

         4.6 LITIGATION. There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or, to the knowledge of either of the Investors, threatened against, affecting or involving either of the Investors in connection with the transactions contemplated by the First Merger, the Second Merger, or this Agreement, at law or in equity or before or by any court, arbitrator or governmental authority, domestic or foreign.

         4.7 PARTNERSHIP. The offering and sale of interests in the Partnership and the Limited Liability Companies was (a) exempt from registration under the Securities Act and (b) qualified or registered under, or exempt from, the applicable requirements of state "Blue Sky" laws, including without limitation the California Corporate Securities Law of 1968.

         4.8 SUMITOMO REPRESENTATIONS. Except as set forth in the Investor Disclosure Letter, such Investor is not aware that any of the representations made by Sumitomo in the Merger Agreement are untrue as of the date hereof.

                                    ARTICLE V
            CONDITIONS TO THE INVESTORS' OBLIGATIONS FOR THE CLOSING

         The obligation of each of the Investors to purchase and pay for the Shares to be purchased by such Investor at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Zions contained in Article III hereof shall be true in all material respects at and as of the Closing as though then made, except as expressly contemplated thereby.

         5.2 BANK REGULATORY ACTION. The Commissioner shall have either approved the investment in, and issuance of, the Shares and the Bank Common Stock or exempted the investment in the Shares and the issuance of the Shares and the Bank Common Stock from the requirements of Sections 701 and 691, respectively of the California Financial Code, and the Commissioner and the FDIC, as the case may be, shall have approved the First Merger and the Second Merger.

         5.3 PROCEEDINGS. All corporate and other proceedings taken or required to be taken by Zions, the Bank or the Interim Bank in connection with the transactions contemplated hereby to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be satisfactory in form and substance to the Investors.

         5.4 CLOSING CERTIFICATE. Zions shall have delivered to the Investors on the date of such Closing an Officer's Certificate dated the date of such Closing, stating that the conditions set forth in Sections 5.1 and 5.3 have been satisfied.

         5.5 EXTENSION OF SARVER LOAN. Zions shall have extended the Sarver Loan on the date of Closing.

         5.6 EMPLOYMENT AGREEMENT. The Bank and Sarver shall have entered into the Employment Agreement substantially in the form attached hereto as Exhibit C (the "Employment Agreement").

         5.7 FIRST MERGER. The First Merger shall have been consummated immediately prior to the acquisition of the Shares by the Investors.

         5.8 NO GOVERNMENTAL ACTION. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to (i) restrain, prohibit or invalidate the transactions contemplated by the First Merger, the Second Merger or this Agreement, or (ii) have a Material Adverse Effect on Zions or the Bank, either prior to or after the First Merger or the Second Merger.

         5.9 LEGAL OPINION. Zions shall have furnished a legal opinion as to the due authorization, full payment and non-assessability of the Shares and the Bank Common Stock.

         5.10 WAIVER. Any condition specified in this Article V may be waived in writing by the Investors.

                                   ARTICLE VI
                CONDITIONS TO ZIONS' OBLIGATIONS FOR THE CLOSING

         The obligation of Zions to cause the Interim Bank to deliver the Shares to the Investors at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors contained in Article IV hereof shall be true and correct in all material respects at and as of the date of the Closing as if made on and as of such date and Zions shall have received a certificate from each of the Investors to such effect.

         6.2 BANK REGULATORY ACTION. The Commissioner shall have either approved the investment in, and issuance of, the Shares and the Bank Common Stock or exempted the investment in the Shares and the issuance of the Shares and the Bank Common Stock from the requirements of Sections 701 and 691, respectively of the California Financial Code and the Commissioner and the FDIC, as the case may be, shall have approved the First Merger, the Second Merger and the payment of the Dividends.

         6.3 PROCEEDINGS. All partnership and other proceedings taken or required to be taken by the Investors in connection with the transactions contemplated hereby to be consummated at or prior to the Closing shall have been taken and all documents incident thereto shall be satisfactory in form and substance to Zions.

         6.4 CLOSING DOCUMENTS. The Partnership shall have delivered to Zions on the date of such Closing a copy of the partnership agreement of the Partnership and the certificates of formation of the Limited Liability Companies, certified by Sarver.

         6.5 EMPLOYMENT AGREEMENT. Sarver shall have entered into the Employment Agreement.

         6.6 NO GOVERNMENTAL ACTION. No action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to (i) restrain, prohibit or invalidate the transactions contemplated by the First Merger, the Second Merger or this Agreement, or (ii) have a Material Adverse Effect on Zions or the Bank, either prior to or after the First Merger or the Second Merger.

         6.7 WAIVER. Any condition specified in this Article VI may be waived in writing by Zions.

                                   ARTICLE VII
                                    COVENANTS

         7.1 FILINGS. If and when necessary, as promptly as practicable, Zions and the Investors shall make, and Zions shall cause the Bank and the Interim Bank to make, all filings and submissions under applicable banking laws and regulations as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Zions shall furnish to the Investors, and the Investors shall furnish to Zions, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions.

         7.2 CONDITIONS TO CLOSING. Zions and the Investors shall each use their reasonable best efforts to cause (a) the conditions to the Closing, as described herein in Articles V and VI, to be satisfied, including, in the case of Zions to cause each of the Bank and the Interim Bank to take the actions contemplated hereby, and (b) the Closing to occur promptly after satisfaction of the conditions thereto.

         7.3 RESTRICTIONS ON OTHER AGREEMENTS. Except as otherwise provided herein, none of the Shareholders shall grant any proxy or enter into, or agree to be bound by, any voting trust or voting agreement with respect to the Bank Common Stock nor shall any of the Shareholders enter into any agreement, contract or arrangement with any Person with respect to any shares of Bank Common Stock that would adversely affect its ability to perform its obligations under this Agreement in any material respect.

         7.4 INDEMNITY PAYMENTS. Zions agrees that, so long as the Investors own any Bank Common Stock, it shall contribute any payments received by it pursuant to the Indemnification Agreement, dated as of March 25, 1998, between The Sumitomo Bank, Limited and Zions, to the Bank.

         7.5 RIGHT TO RELY ON SARVER. Unless and until the chief executive officer or the chief financial officer of Zions has received notice to the contrary from an individual purporting to be the successor manager of the Limited Liability Companies, together with evidence reasonably acceptable to Zions to establish such succession, Zions shall be entitled to assume that Sarver is the manager of the Limited Liability Companies. Each and every action taken or omitted hereunder in reliance on such assumption shall be final and binding on the Partnership, notwithstanding that it may later be shown that Sarver was not, at the time of such action or omission, the manager of the Limited Liability Companies.

                                  ARTICLE VIII
                                 BANK GOVERNANCE

         8.1 THE BOARD OF DIRECTORS. The business and affairs of the Bank shall be managed under the direction of the Board of Directors of the Bank (the "Board"). So long as the Investors own, in the aggregate, not less than 3% of the Bank Common Stock, the Board shall consist of not more than 20 members. Zions shall vote its shares of the Bank Common Stock to ensure that at least one representative of the Investors, to be named by Sarver, is at all times a member of the Board. Sarver, in his individual capacity, shall be the initial representative of the Investors to serve as a member of the Board.

         8.2 CHIEF EXECUTIVE OFFICER. Pursuant to the Employment Agreement, from and after the Effective Time Sarver has agreed to serve, and the Bank has agreed to employ Sarver, as the chief executive officer of the Bank, subject to the terms and conditions set forth in such agreement. If for any reason Sarver should cease to serve in such capacity, Zions will cause the Board to consider (but not be bound by) the views of the Investors prior to naming a successor.

         8.3 BUY-BACK OPTION. In the event that Sarver should cease to serve as chief executive officer of the Bank for any reason, the Investors shall be entitled (but not obligated) to exercise rights under Section 10.6 to require Zions to purchase all (but not less than all) of the Bank Common Stock beneficially owned by the Investors by giving Zions an irrevocable Buy-Back Notice anytime within 90 days of the date that Sarver ceases to serve as chief executive officer of the Bank. The acquisition by Zions of the

Investors' shares of Bank Common Stock shall be made in accordance with all of the terms of Section 10.6.

                                   ARTICLE IX
                                 BANK OPERATIONS

         9.1 FINANCIAL INFORMATION. In addition to such internal audits and credit examinations as may be undertaken by Zions' personnel, for each fiscal year commencing with the fiscal year ending December 31, 1998 to and including the fiscal year ending December 31, 2002, Zions shall cause its independent accountants to perform an annual audit of the financial statements of the Bank. Subject to any bank regulatory accounting requirements, such financial statements shall be prepared in accordance with GAAP applied on a consistent basis. The cost of the internal and external audits and the credit examinations shall be borne by the Bank. Taxes in respect of income shall be computed by the Bank as if it were a separate entity, in accordance with a tax sharing agreement conforming to Zions' practices with its other banking Subsidiaries.

         9.2 OVERHEAD ALLOCATIONS. In accordance with its practices consistently applied with respect to its banking Subsidiaries, Zions shall allocate to the Bank the latter's share of Zions' general and administrative expenses. In the event of any dispute as to the reasonableness of such allocations taken as a whole, the Shareholders agree that such dispute shall be referred to KPMG Peat Marwick LLP, the independent auditors of Zions, or if KPMG Peat Marwick LLP declines to serve then to another independent accounting firm mutually agreed by the Shareholders, which firm's decision on the matter (including any proposed modifications to make such allocations reasonable taken as a whole) shall be final and binding (and in the case of any proposed modifications, shall be implemented by Zions). The sole issue shall be whether such allocations are unreasonable taken as a whole, including without limitation the consideration of Zions' general and administrative expenses which are not so allocated. The expenses of the referee shall be paid by Zions if the referee determines that the allocations are, taken as a whole, unreasonable; otherwise, such expenses shall be paid by the Investors.

         9.3 BANK POLICIES. Each of the Investors (a) acknowledges that the Bank's practices and policies as of the date hereof with respect to accounting, credit (including provisioning for credit losses and the adequacy of the allowance for such losses), risk management (including liquidity, interest rate risk and capital management), internal controls and similar matters may not necessarily conform to the practices and policies applicable to Zions' other banking Subsidiaries generally and (b) agrees that Zions has the right in its sole discretion to cause the Bank to modify existing practices and policies of the Bank or to require the Bank to implement new practices and policies which Zions deems to be prudent or otherwise warranted under the circumstances and in accordance with safe and sound banking practices.

         9.4 BENEFIT PLANS. The Bank's employee benefit plans shall be generally consistent with the benefit plans of Zions and its other banking Subsidiaries. Without limiting the generality of the foregoing, the Bank shall not issue any Rights.

         9.5 RESTRICTIONS ON CAPITAL DISTRIBUTIONS. The Bank shall not make any capital distribution, as defined in Section 38(b)(2)(B) of the FDIA, which would, after giving effect to such capital distribution, cause (a) the Bank to be less than "well-capitalized" as such term is defined in Part 325 of the regulations of the FDIC, or (b) during the 18-month period following the Effective Date, the Bank's tangible common equity to be less than $250,000,000.

         9.6 ADDITIONAL BANK COMMON STOCK. At any time (other than in connection with an acquisition by, or merger of, the Bank) shares of Bank Common Stock are to be issued by the Bank, the Shareholders shall be entitled to acquire additional shares of Bank Common Stock during the term of this Agreement, such acquisitions to be made in such amounts and on such dates (each, a "Drawdown Date") as shall be specified by the Board in notices delivered to the Shareholders, provided that (i) in connection with each such issuance of Bank Common Stock each Shareholder shall be permitted to acquire additional shares of the Bank Common Stock being issued in proportion to their respective Proportionate Shares, (ii) each Drawdown Date shall be at least 30 business days after delivery of the applicable notice of the issuance from the Board and (iii) no Shareholder shall be permitted to acquire additional shares of Bank Common Stock unless it commits thereto at least three business days prior to the Drawdown Date. All acquisitions pursuant to this Section 9.6 shall be made in cash in United States dollars by wire transfer to a bank account of the Bank specified to the Shareholders in the notice of the issuance from the Board. Notwithstanding the foregoing, if on any Drawdown Date (a) one Investor does not acquire its full Proportionate Share of additional shares of Bank Common Stock, the other Investor may acquire such additional shares and (b), subject to clause (a), the Investors do not acquire their full Proportionate Share of additional shares of Bank Common Stock, Zions may acquire such additional shares. The price of any additional Bank Common Stock issued pursuant to this Section 9.6 shall be determined by the Board pursuant to Section 409 of the California General Corporation Law after it obtains the advice of an Independent Investment Bank, which shall provide to the Board its written calculation of such price in accordance with customary criteria.

         9.7 CALIFORNIA ACTIVITIES. Except as set forth in Section 9.8 and in the proviso to this Section 9.7, Zions agrees that until the earlier of (a) April 1, 2003 and (b) the date the Investors no longer own any shares of Bank Common Stock, it will not (i) own another insured depository institution (as such term in defined in the FDIA) with its principal office in California, (ii) permit any of its insured depository institution Subsidiaries other than the Bank to maintain branches in California or (iii) engage in any manner either from within or outside California in any banking business in California; provided that, Zions may, directly or indirectly, engage in (A) normal marketing and related banking activities associated with branches located in communities in a state adjacent to California and within 50 miles from the California border provided that such activities are conducted only within the branch's normal market area, (B) activities with customers located (i) outside California which either move to or have operations in

California or (ii) in California but open an unsolicited account at a branch located outside California of an insured depository institution owned by Zions,
(C) activities set forth on Exhibit D hereto and (D) activities which whether as a result of the purchase of an existing operation or the establishment of such activities internally by Zions, provide products or services to customers in California; provided in the case of this clause (D) that (x) such products and services are offered to customers of Zions' other insured depository institution Subsidiaries and (y) revenues and costs from such activities are equitably and fully allocated to the Bank and such other Subsidiaries.

         9.8 ACQUISITIONS. (a) Zions may acquire one or more other insured depository institution with its principal office in California or may purchase the assets and/or assume the liabilities of the California branches of another insured depository institution, provided that within 90 days of the date of such acquisition, any such other insured depository institution or such assets and/or liabilities is combined with the Bank, by merger or otherwise. In addition, the Bank may make acquisitions of assets and/or assumptions of liabilities of other insured depository institutions or their branches. In any such case in which the Bank is combined with another insured depository institution or makes such acquisitions or assumes such liabilities, to the extent that the consideration therefor is obtained from Zions, additional shares of Bank Common Stock shall be issued to Zions (and the Proportionate Share of each of the Investors will be reduced accordingly) in an amount equal to the amount of such consideration, provided that the value of the Bank Common Stock so issued pursuant to this clause (a) shall be determined by the Board pursuant to Section 409 of the California General Corporation Law after it obtains the advice of (i) one Independent Investment Bank mutually agreed to by Zions and the Investors or (ii) if Zions and the Investors do not mutually agree, two Independent Investment Banks, one of which shall be selected by Zions and one of which shall be selected by the Investors, and each of which in the case of clause (i) and (ii) shall provide the Board its written calculation of such price in accordance with customary criteria. The value of the consideration given by Zions, if composed of Zions Common Stock, shall be the Average Price (substituting, however, the date of the execution of an agreement evidencing the acquisition for the date of the Buy-Back Notice).

         (b) In the event that pursuant to Section 9.8(a), Zions proposes to the Board that the Bank acquire or merge with an institution having more than 20% of the Bank's assets reflected on the Bank's call report as of the fiscal quarter immediately preceding such proposal, or acquire in one transaction assets with a book value of more than 20% of the Bank's assets reflected on the Bank's call report as of the fiscal quarter immediately preceding such proposal, and such acquisition is not approved by Sarver, the Investors shall be entitled to exercise rights under Section 10.6 by giving Zions an irrevocable Buy-Back Notice, anytime within 90 days of the date that Zions or the Bank enters into an agreement to make such an acquisition, to require Zions to purchase all (but not less than all) of the shares of Bank Common Stock beneficially owned by the Investors. The acquisition by Zions of the Investors' shares of Bank Common Stock shall be made in accordance with all of the terms of Section 10.6.

         9.9 ASSET SALES. Zions agrees to consult with Sarver prior to the sale by the Bank to Zions or any of its affiliates of any assets outside of the ordinary course of business of the Bank.

                                    ARTICLE X
                           TRANSFERS OF CAPITAL STOCK

         10.1 PROHIBITION AGAINST TRANSFERS. (a) None of the Shareholders may sell, assign, transfer, pledge or otherwise dispose of (collectively, a "Transfer") any Bank Common Stock other than as provided in this Article X. Any purported Transfer of Bank Common Stock in violation of this Article X shall be null and void and of no effect whatsoever.

         10.2 REGULATORY COMPLIANCE. Notwithstanding any other provision of this Agreement, no Shareholder may Transfer any shares of Bank Common Stock otherwise than in compliance with the Securities Act, the BHC Act, the Change in Bank Control Act and all other applicable laws.

         10.3 NOTIFICATION OF INTENT TO TRANSFER. In the event that a Shareholder decides to Transfer its Bank Common Stock in a manner permitted under this Article X and undertakes meaningful steps in furtherance of such decision, such Shareholder shall give the other Shareholders prompt written notice of such decision.

         10.4 TRANSFER BY THE INVESTORS. Except (i) as provided in this Agreement, (ii) for the pledge of Bank Common Stock securing the Sarver Loan and
(iii) for Sarver to transfer the Bank Common Stock owned by him (subject to such pledge) to an entity controlled by Sarver, neither of the Investors may Transfer shares of Bank Common Stock beneficially owned by him or it without the prior written consent of Zions, which consent will not be unreasonably withheld.

         10.5 TRANSFER BY ZIONS. Except as provided hereunder in this Section 10.5, Zions may not Transfer shares of Bank Common Stock beneficially owned by it unless (i) Zions is acquired in a merger or other business combination (in which case this Agreement shall be expressly assumed by the surviving entity), or (ii) the Investors, in their sole discretion, consent in writing prior to such Transfer or (iii) Zions Transfers all (but not less than all) of its shares of Bank Common Stock beneficially owned by it to a Person in a bona fide transaction at arm's-length and simultaneously with such Transfer by Zions, and as a condition of Zions' Transfer, the transferee of such shares of Bank Common Stock shall offer to purchase from the Investors their shares of Bank Common Stock in accordance with this Section 10.5 at the same price being received by Zions and for the same type of consideration if the purchase price is paid solely in cash, or, if the purchase price is made in whole or in part in securities of the acquiring person, the Investors shall receive for each share of Bank Common Stock the same consideration received by Zions for each of its shares of Bank Common Stock provided that the receipt of any securities would be a non-taxable event to the Investors. If the receipt of securities would be taxable to the Investors, then the Investors shall be entitled to receive in U.S. dollars a cash purchase price per share of Bank Common Stock equal to the sum of any cash and the value of the securities to be received by Zions for each share of Bank

Common Stock as calculated in accordance with the agreement entered into with the acquiring person and valued as of the date of the execution of the agreement. As a condition to the closing of any Transfer pursuant to this
Section 10.5 (iii), an Investment Bank selected by the Investors with the approval of Zions, which approval shall not be unreasonably withheld, shall deliver, if requested by Sarver, a fairness opinion to the Board that the consideration to be received for such Bank Common Stock in such Transfer is fair to the Investors from a financial point of view. The Investors shall not be entitled to any consideration pursuant to this Section 10.5 (iii) unless such Transfer is consummated.

         10.6 ZIONS BUY-BACK. (a) At any time after December 31, 2002 and prior to March 31, 2003, the Investors may give to Zions written notice (the "Buy-Back Notice"), which shall be irrevocable, of their intention to exercise their rights under this Section 10.6 to require Zions to purchase all (but not less than all) of the shares of Bank Common Stock beneficially owned by the Investors (the "Buy-Back Securities") at the Buy-Back Price (as defined below). If either of the Investors gives a Buy-Back Notice, then the other Investor will be conclusively deemed to have given a Buy-Back Notice. At the election of Zions, the Buy-Back Price may be paid in cash or Zions Common Stock or any combination thereof. Zions agrees that if any part of the Buy-Back Price is paid in Zions Common Stock, it will use its reasonable best efforts to register, at Zions' sole expense and as soon as practicable after the Buy-Back Closing, such Zions Common Stock pursuant to the Securities Act for resale by the Investors for a period of one year after the effective date of the registration statement. None of the information supplied by Zions for use in such registration statement, including any prospectus contained therein, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading. Furthermore, in connection with such registration Zions shall use its reasonable best efforts (a) to list on the Nasdaq, or any other U.S. stock exchange on which Zions Common Stock is listed, the Zions Common Stock issued to the Investors, and (b) to register or qualify such stock under the state "blue sky" or securities laws of such jurisdictions as the Investors reasonably request and to keep such registrations and qualifications effective for a period of at least one year.

         (b) The closing of any purchase and sale of the Buy-Back Securities pursuant to this Section 10.6 shall take place at such location and on such date as shall be agreed in writing by the Investors and Zions (the "Buy-Back Closing"); provided, however, that the Buy-Back Closing shall occur no later than 60 days after the giving of the conclusive Bank Valuation (as defined below). At the Buy-Back Closing, the Investors shall deliver to Zions the certificates representing the Buy-Back Securities, registered in the name of the Investors and duly endorsed in favor of Zions, and Zions shall, to the extent the consideration is cash, make payment of the Buy-Back Price by wire transfer of immediately available funds to an account or accounts designated by the Investors and, to the extent the consideration is Zions Common Stock, deliver to the Investors (i) certificates representing such Zions Common Stock (or confirmation of book entry delivery of such Zions Common Stock) and (ii) an opinion of counsel for Zions as to the due authorization, full payment and nonassessability of such Zions Common Stock being issued. Zions recognizes that its obligations under this Section 10.6 are unconditional.

         (c) Within five days after delivery of the Buy-Back Notice, Zions and the Investors (acting together) shall each hire an Investment Bank to provide a valuation of all of the shares of Bank Common Stock (the "Bank Valuation") as of the date of the Buy-Back Notice. For purposes of this Section 10.6(c), the Bank Valuation shall be an amount equal to (but in no event less than US$1.00) the aggregate value of all of the outstanding shares of Bank Common Stock (including Bank Common Stock beneficially owned by Zions) as of the date of the Buy-Back Notice based on the estimated aggregate U.S. dollar value of all shares of Bank Common Stock on the assumption, at the option of the Investors, either (i) that the Bank is being sold as an entirety by Zions or (ii) that the Bank Common Stock is being traded on the Nasdaq as an independent going concern and not in the context of a sale of the Bank. The Buy-Back Notice shall specify which of such assumptions shall be applicable, which specification shall be irrevocable. In making a determination regarding the foregoing, neither Investment Bank shall be required or permitted to communicate with prospective purchasers of the Bank but shall take into account the other factors it would consider if the Bank were to be valued in accordance with the assumption specified. If the Investment Banks are unable to agree on a single Bank Valuation within 30 days of the commencement of their engagement (the

"Engagement Period"), then (i) each Investment Bank shall furnish its own Bank Valuation and (ii) Zions and the Investors shall choose a third Investment Bank (the "Tie Breaker"), which shall be engaged to select as the conclusive Bank Valuation either of the Bank Valuations proposed by the initial Investment Banks but not a third bank valuation. If Zions and the Investors are unable to agree on the selection of the Tie Breaker within 10 business days after the end of the Engagement Period, then Zions shall recommend three Independent Investment Banks to the Investors and the Investors shall select one of such Investment Banks within five business days of such recommendation to act as the Tie Breaker to provide the conclusive Bank Valuation. Within 20 business days after its engagement, the Tie Breaker shall deliver to each Shareholder the final, conclusive Bank Valuation. In making such Bank Valuation, the Tie Breaker shall observe the valuation parameters set forth in the second and third sentences of this Section 10.6 (c) and shall consult with, and listen to the views of, the Investors and Zions and their respective Investment Banks. The fees and expenses of the initial Investment Banks shall be paid by Zions or the Investors as the case may be. If it is necessary to retain a Tie Breaker, then Zions shall pay 50% and the Investors shall pay 50% of the Tie Breaker's fees and expenses incurred in connection with its providing the final, conclusive Bank Valuation.

         (d) Each of the Shareholders agrees to provide the Tie-Breaker with such indemnification and hold harmless provisions as the Tie-Breaker reasonably requests.

         (e) For purposes of this Section 10.6, (i) the "Buy-Back Price" shall consist of (A) the sum of the Investors' Proportionate Share of the Bank Valuation with respect to the Bank Common Stock, minus (B) the amount of any dividends declared and paid to the Investors from the date of the Buy-Back Notice up to and including the date of the Buy-Back Closing and (ii) to the extent any portion of the Buy-Back Price is paid in Zions Common Stock, it will be conclusively deemed to have a value per share equal to the Average Price.

         (f) If any Investor sells the Zions Common Stock received by it under
Section 10.6(a): (i) pursuant to a registration statement registering the sale of such Zions Common Stock pursuant to Section 10.6(a), (ii) from time to time during the period of 90 days following the effective date of such registration statement and (iii) for an aggregate net sales price (after taking into account sales commissions and discounts) (the "Sale Price") less than the Buy-Back Price, Zions shall issue additional shares of Zions Common Stock to such Investor in an aggregate amount, valued at the Sale Average Price (as defined below), equal to the difference between the Buy-Back Price and the Sale Price. "Sale Average Price" means the average of the closing prices of Zions Common Stock, as reported on Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the ten Nasdaq trading days immediately preceding the delivery of a notice by any Investor, which notice shall (i) be delivered to Zions during the 90 day period specified above in this Section 10.6(f) and (ii) shall specify the number of shares of Zions Common Stock sold and the Sale Price. Zions shall provide for the registration of such additional shares in the registration statement pursuant to Section 10.6(a).

         10.7 LEGENDS. All certificates for shares of the Bank Common Stock shall bear a legend substantially in the form set forth below, and at the Closing Zions shall exchange its share certificates of the Bank Common Stock for one or more new certificates bearing such legend:

     ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND THE RIGHTS OF A HOLDER OF SUCH SHARES ARE SUBJECT TO, THE TERMS AND CONDITIONS CONTAINED IN A SHAREHOLDER AGREEMENT, DATED AS OF OCTOBER 1, 1998. THE BANK WILL NOT TRANSFER ON ITS BOOKS ANY CERTIFICATES REPRESENTING SHARES NOR ISSUE ANY CERTIFICATES IN LIEU THEREOF UNLESS ALL THE CONDITIONS FOR TRANSFER CONTAINED IN SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH, AND A PURPORTED TRANSFER NOT IN ACCORDANCE WITH THE TERMS THEREOF SHALL BE NULL AND VOID AND OF NO EFFECT.


                                   ARTICLE XI
                                   TERMINATION

         11.1 MUTUAL CONSENT. Prior to the Closing the parties may terminate this Agreement at any time by mutual written agreement.

         11.2 TERMINATION BY EITHER PARTY. Zions or the Investors may terminate this Agreement, by notice to the other, if:

          (a) Any application or notice for regulatory approval or exemption filed with any regulatory agency or authority for the First Merger, the Second Merger or the acquisition of the Shares by the Investors is denied or withdrawn.

          (b) A court or other governmental authority of competent jurisdiction shall have issued an order, writ, injunction or decree or shall have taken any other action permanently restraining or otherwise prohibiting the First Merger, the Second Merger or the acquisition of Shares pursuant to this Agreement, and such order, writ, injunction, decree or other action shall become final and non-appealable.

         11.3 TERMINATION BY INVESTORS. The Investors may terminate this Agreement if any condition set forth in Article V shall be incapable of being satisfied.

         11.4 TERMINATION BY ZIONS. Zions may terminate this Agreement if any condition set forth in Article VI shall be incapable of being satisfied.

         11.5 LIABILITY FOR TERMINATION. Termination of this Agreement shall not relieve any party of any liability for any breach, default or non-performance under this Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 INTERPRETATION. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or

"including" are used in this Agreement, they shall be deemed followed by the words "without limitation". Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

         12.2 WAIVER AND AMENDMENT. Any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing between all of the parties hereto.

         12.3 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         12.4 GOVERNING LAW; JURISDICTION. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO CALIFORNIA CONFLICTS OF LAW PRINCIPLES AND, TO THE EXTENT APPLICABLE, THE LAWS OF THE UNITED STATES.

         (b) Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (a "Proceeding") shall only be brought in the United States District Court for the Central District of California or any other state court sitting in the City of Los Angeles, and each of the parties hereto hereby consents to the jurisdiction of such courts and of the appropriate appellate courts therefrom in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum and irrevocably agrees that a judgment in any such Proceeding obtained in any such court may be enforced in the courts of any other jurisdiction. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto hereby agrees that service of process on such party as provided in Section 12.7 shall be deemed effective service of process on such party.

         12.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO AND THE LIMITED LIABILITY COMPANIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         12.6 EXPENSES. Except as set forth herein, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         12.7 NOTICES. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, first-class mail, registered or certified with return receipt requested, overnight carrier or telecopy (with receipt confirmed by telephone) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

                  If to Zions:

                           Zions Bancorporation
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111

                           Telecopy:  (801) 524-2129
                           Attention:  Chief Financial Officer

                  With a copy to:

                           Sullivan & Cromwell
                           1888 Century Park East
                           Los Angeles, California 90067-1725

                           Telecopy:  (310) 712-8800
                           Attention:  Stanley F. Farrar

                  If to either of the Investors:

                           Robert G. Sarver
                           Southwest Value Partners
                           4275 Greens Place
                           Wilson, Wyoming  83014

                           Telecopy:  (619) 239-7999

                  With a copy to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street N.W.
                           Washington, D.C.  20004

                           Telecopy:  (202) 637-5910
                           Attention:  Dennis J.  Lehr

         12.8 ENTIRE AGREEMENT, ETC. This Agreement represents the entire understanding of the parties hereto with respect to the matters contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         12.9 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

         12.10 TERMINATION. This Agreement shall terminate and cease to be in effect at such time as the Investors no longer beneficially own any Bank Common Stock.

         12.11 SEVERABILITY. If one or more provisions of this Agreement are determined to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        ZIONS BANCORPORATION

                                        By: /s/ Dale M. Gibbons
                                            -----------------------------------
                                             Name: Dale M. Gibbons
                                             Title: Senior Vice President
                                                    and Chief Financial Officer


                                        ROBERT G. SARVER SEPARATE
                                        PROPERTY TRUST DATED
                                        SEPTEMBER 29, 1997

                                        By: /s/ Robert G. Sarver
                                            -----------------------------------
                                             Name:Robert G. Sarver, as Trustee


                                        CBT Holdings,
                                        a Wyoming General Partnership


                                        By: CBT I LLC,
                                            a Delaware Limited Liability
                                            Company, as a General Partner


                                        By: /s/ Robert G. Sarver
                                            -----------------------------------
                                             Name:  Robert G. Sarver
                                             Title: The Manager

                                        By:  CBT II LLC,
                                             a Delaware Limited Liability
                                             Company, as a General Partner


                                        By:  /s/ Robert G. Sarver
                                             ----------------------------------
                                             Name: Robert G. Sarver
                                             Title:  The Manager

                                              EXHIBIT B TO SHAREHOLDER AGREEMENT



                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             CALIFORNIA BANK & TRUST


ONE:              Name

                  The name of this corporation is:

                             CALIFORNIA BANK & TRUST

TWO:              Purposes

                  The purpose of this corporation is to engage in commercial banking business and the trust business, and any other lawful activities which are not, by applicable laws or regulations, prohibited to a commercial bank authorized to engage in trust business.

THREE:            Principal Office

                  The County of the State of California where the principal office for the transaction of business of this corporation is to be located is in the County of San Diego.

FOUR:             Authorized Stock

                  This corporation is authorized to issue only one class of shares of stock, consisting of 3,000,000 shares of common stock with aggregate par value of $4,500,000; and the par value of each of said shares of stock shall be One Dollar, Fifty Cents, ($1.50). The common shares of the corporation shall be subject to assessment by the board of directors upon order of the Commissioner, Department of Financial Institutions of the State of California for the purposes of correcting an impairment of contributed capital in the manner and to the extent provided for in Division I of the Financial Code of the State of California.

FIVE:             Exculpation of Directors

                  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX:              Indemnification of Agents

                  The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in sections 204 of the Corporations Code.

                            ARTICLES OF INCORPORATION

                                       OF

                               NEW GROSSMONT BANK


ONE:              Name

                  The name of this corporation is:

                               NEW GROSSMONT BANK

TWO:              Purposes

                  The purpose of this corporation is to engage in commercial banking business and any other lawful activities which are not, by applicable laws or regulations, prohibited to a commercial bank.

THREE:            Principal Office

                  The County of the State of California where the principal office for the transaction of business of this corporation is to be located is the County of San Diego.

FOUR:             Authorized Stock

                  This corporation is authorized to issue only one class of shares of stock, consisting of 3,000,000 shares of common stock with aggregate par value of $4,500,000; and the par value of each of said shares of stock shall be One Dollar, Fifty Cents, ($1.50). The common shares of the corporation shall be subject to assessment by the board of directors upon order of the Superintendent of Banks of the State of California for the purposes of correcting an impairment of contributed capital in the manner and to the extent provided for in Division I of the Financial Code of the State of California.

FIVE:             Agent for Service of Process

                  The name and address in this state of the corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:

                              Craig Engstrand, Esq.
                              Jennings, Engstrand & Henrikson
                              2255 Camino del Rio South
                              San Diego, California 92108

               IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, have executed these Articles of Incorporation this 21st day of February, 1982.



                                                  /s/ Jorge del Corral
                                             ----------------------------------
                                                       Jorge del Corral


                                                  /s/ Carlos Tejeda
                                             ----------------------------------
                                                       Carlos Tejeda

                                              EXHIBIT D TO SHAREHOLDER AGREEMENT

                        List of Activities (Section 9.7)

Municipal Finance(both full faith and credit and revenue bonds) including advisory services, underwriting, sales and trading activities relating thereto

SBA  lending and SBA secondary market activities, including purchase and sale of
     Section 7A and Section 504 loans and participations

Origination of loans under Farmer Mac programs and capital markets activities with respect to loans originated by Zions or third parties

Digital Signature Trust Company: acting as a certification authority and providing other services of Digital Signature Trust Company relating to electronic commerce

The purchase or sale of loans, deposits or securities from or to participants in the capital markets and other corporate finance activities

The servicing and secondary marketing of mortgage loans